UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

GOLDEN CENTURY RESOURCES LIMITED
(Exact name of registrant as specified in its charter)

Delaware	000-52842	98-0466250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1200, 1000 N. West Street, Wilmington, Delaware 19801
 (Address of principal executive offices)

(302) 295-4937
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 3.02.  Unregistered Sales of Equity Securities

On July 12, 2011, we entered into two convertible loan agreements with two investors (the “Lenders”) to make available to the Company loans of up to HKD $2,000,000 and HKD $1,200,000, respectively, advanced in one installment each, which amounts, plus 10% per annum accrued interest, are convertible into shares of common stock of the Company at a price of USD $0.60 per share for a period of one year.

The agreements are being made pursuant to an exemption from registration provided by section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”) and Rule 903 of Regulation S of the Securities Act for the private offering of securities.  The Company’s reliance upon the exemption under Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an “offshore transaction” and that each Lender is not a U.S. Person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. Person.

Item 9.01.  Financial Statements and Exhibits.

10.1	Convertible Loan Agreement dated July 12, 2011 with City Concept Investments Limited.

10.2	Convertible Loan Agreement dated July 12, 2011 with Chan, Lok Cheung.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2011		GOLDEN CENTURY RESOURCES LIMITED

	By:	/s/ David Cheng Lee
David Cheng Lee
President